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                                                                   EXHIBIT 10.17

                ASSIGNMENT OF BRANN INTELLECTUAL PROPERTY RIGHTS


    This Assignment dated January 29, 1997 is executed and delivered by Mark R. Brann, residing at 25 Cavendish Cove Road, South Hero, Vermont 05486 ("Brann"), to Receptor Technologies, Inc., a Delaware corporation, having its principal place of business at 276 East Allen Street, Winooski, Vermont 05404 (the "Company") in connection with the Series A Stock Purchase Agreement dated January 29, 1997 between and among Brann, the Company and certain investors (the "Agreement").

    WHEREAS, Brann is the owner of "Brann Intellectual Property Rights," which includes "Brann Patent Rights," Brann Contract Rights and "Brann Know-How" in the "Technology" as these terms are defined as follows:

    "TECHNOLOGY" means mass drug screening by clonal selection or amplification of receptor in RNAs and all technology incorporated therein or necessary therefor.

    "BRANN PATENT RIGHTS" means all patents and patent applications (which for all purposes of this agreement shall be deemed to include certificates of invention, applications for certificates of invention and utility models) throughout the world, covering or relating to the Technology, including any substitutions, extensions, reissues, reexaminations, renewals, divisions, continuations or continuations-in-part, which Brann owns or controls as of the date of this Agreement and thereafter.

    "BRANN KNOW-HOW RIGHTS" means all rights, methods, materials, data and other information owned or possessed by Brann as of the date of this Agreement, whether patentable or otherwise, relating to the Technology, including Brann Patent Rights.

    "BRANN CONTRACT RIGHTS" means all rights of Brann with respect to the Technology, Brann Patent Rights and Brann Know-How Rights under any agreement, written or oral, with any person, including but not limited to the agreement with Novo Nordisk dated May 5, 1995.

    WHEREAS, Brann is the owner of 1,523,088 shares of Common Stock of the Company, representing all outstanding capital stock of the Company as of the date of this Agreement;


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     WHEREAS, the transfer of the Brann Intellectual Property Rights is a capital contribution by Brann to the Company under Section 351(a) of the Internal Revenue Code of 1986, as amended; and

     WHEREAS, the Company desires to acquire Brann's Intellectual Property Rights for good and valuable consideration and pursuant to the Agreement;

     NOW, THEREFORE, for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Brann hereby agrees as follows:

     1. Brann hereby assigns, transfers, conveys, and sets over to the Company, its successors, and assigns all right, title and interest in and to the Brann Intellectual Property Rights and all rights and benefits therefrom otherwise inuring to him, free and clear of all liabilities, obligations, claims or encumbrances of any kind except as set forth in Section 2 hereof.

     2. Brann represents and warrants to the Company that he is the owner of the Intellectual Property rights, and has good title thereto, free and clear of any liability, obligation claim or encumbrance other than the rights of Novo Nordisk pursuant to a contract dated May 5, 1995; and that the execution and delivery of this Assignment and the transfer to the Company of the rights transferred hereby will not constitute a breach of or a default under any agreement to which Brann is a party or by which the Brann Intellectual Property Rights are bound or subject. Except for the agreement with Novo Nordisk, Brann has not granted any rights to the Brann Intellectual Property Rights to any person. Brann agrees to warrant and defend the ownership of the Intellectual Property Rights transferred hereunder against all persons.

     Without charge to the Company, but without expense to Brann, Brann agrees to execute and deliver to the Company such papers, including applications and assignments as may be presented to him for the purpose of obtaining patents or other protections for the Brann Intellectual Property Rights and to better evidence the transfer of ownership made hereunder.

     3. Brann, by his execution of this Assignment, and the Company, by its acceptance of this Assignment, each hereby acknowledges and agrees that neither the representations and warranties nor the rights and remedies of any party under the Agreement shall be deemed to be enlarged, modified or altered in any way by this instrument.

     4. In the event that the Company determines (a) to liquidate its assets, including the Brann Intellectual Property Rights or (b) to abandon the Brann Intellectual Rights, the Company agrees to consider in good faith any reasonable proposal from Brann to reacquire the Brann Intellectual Property Rights.


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     IN WITNESS WHEREOF, Brann and the Company have caused this instrument to be duly executed under seal as of and on the date first above written.


                                                /s/ Mark R. Brann
                                                -----------------------------
                                                Mark R. Brann


ACCEPTED:

Receptor Technologies, Inc. hereby accepts assignment of the Brann Intellectual Property Rights and agrees to perform and discharge, according to its tenor, the obligations of Brann under the agreement with Novo Nordisk dated May 5, 1995.



By: /s/ John M. Barberich
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Title:  Vice President
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